Exhibit 10.1

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Sponsor Agreement”) is dated as of May 25, 2021 by and among Foresight Sponsor Group, LLC, a Delaware limited liability company (“FSG”), FA Co-Investment LLC, a Delaware limited liability company (together with FSG, the “Sponsors” and each, a “Sponsor”), Foresight Acquisition Corp., a Delaware corporation (“Foresight”), and P3 Health Group Holdings, LLC, a Delaware limited liability company (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below). The Sponsors, Foresight and the Company may be referred to herein collectively as the “Parties” and each, a “Party”.

RECITALS

WHEREAS, as of the date hereof, the Sponsors collectively are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of (i) 7,831,250 shares of Foresight Class B Stock, (ii) 832,500 shares of Foresight Common Stock and (iii) 277,500 Foresight Warrants, as set forth on Schedule I attached hereto;

WHEREAS, contemporaneously with the execution and delivery of this Sponsor Agreement, Foresight, FAC Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), and the Company, have entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”), dated as of the date hereof, pursuant to which, among other transactions, Company is to merge with and into the Merger Sub, with the Merger Sub continuing on as the surviving entity and a partially-owned subsidiary of Foresight, on the terms and conditions set forth therein; and

WHEREAS, as an inducement to Foresight and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the Parties desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

SPONSOR SUPPORT AGREEMENT; COVENANTS

Section 1.1 Binding Effect of Merger Agreement. Each Sponsor hereby acknowledges that it has read the Merger Agreement and this Sponsor Agreement and has had the opportunity to consult with its tax and legal advisors. During the term of this Sponsor Agreement, each Sponsor shall be bound by and comply with Section 6.04(b)-(d) (Solicitation) (with respect to any provisions thereof applicable to Agents of Foresight) and Section 6.08 (Public Announcements) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if such Sponsor was an original signatory to the Merger Agreement with respect to such provisions.

Section 1.2 No Transfer. During the term of this Sponsor Agreement, each Sponsor shall not (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement, Registration Statement or any registration statement made in accordance with the Merger Agreement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, in each case, with respect to any Foresight Securities owned by such Sponsor, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Foresight Securities owned by such Sponsor or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b).

Section 1.3 New Shares. In the event that during the term of this Sponsor Agreement (a) any Foresight Securities or other equity securities of Foresight are issued to a Sponsor after the date of this Sponsor Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of such Foresight Securities of, on or affecting the Foresight Securities owned by such Sponsor or otherwise, (b) a Sponsor purchases or otherwise acquires beneficial ownership of any Foresight Securities or other equity securities of Foresight after the date of this Sponsor Agreement, or (c) a Sponsor acquires the right to vote any Foresight Common Stock or other equity securities of Foresight after the date of this Sponsor Agreement (such Foresight Common Stock, Foresight Warrants or other equity securities of Foresight, collectively the “New Securities”), then such New Securities acquired or purchased by such Sponsor shall thereafter be subject to the terms of this Sponsor Agreement.

Section 1.4 Closing Date Deliverables. On the Closing Date, each Sponsor shall deliver to Foresight and the Company a duly executed copy of the Registration Rights and Lock-Up Agreement, to be executed and delivered by the parties thereto in accordance with the Merger Agreement.

Section 1.5 Sponsor Agreements.

(a) During the term of this Sponsor Agreement, at any meeting of the stockholders of Foresight or the holders of Foresight Warrants, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the stockholders of Foresight or the holders of Foresight Warrants is sought, each Sponsor shall (x) appear at each such meeting or otherwise cause all of its Foresight Common Stock, Foresight Class B Stock and Foresight Warrants to be counted as present thereat for purposes of calculating a quorum and (y) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its Foresight Common Stock, Foresight Class B Stock and Foresight Warrants:

(i) in favor of each Proxy Proposal;

(ii) in favor of any amendment to the Foresight Warrants and Foresight Warrant Agreement proposed in the Warrant Exchange Offer/Solicitation;

(iii) against any Foresight Acquisition Proposal or any proposal relating to a Foresight Acquisition Proposal (in each case, other than the Proxy Proposals);

(iv) against any business combination agreement or merger (other than the Merger Agreement, Blocker Transaction Agreement, the P3 Merger, the Blocker Mergers and the Consolidation Mergers), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Foresight; and

(v) against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Sponsor Agreement, the Merger Agreement or any Merger, (B) result in a breach in any material respect of any covenant, representation, warranty or any other obligation or agreement of Foresight or the Merger Sub under the Merger Agreement, (C) result in any of the conditions set forth in Article VII of the Merger Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization structure of, including the voting rights of any class of capital stock of, Foresight.

Each Sponsor hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

(b) Each Sponsor shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, that certain letter agreement, dated as of February 9, 2021, by and among Foresight, the Sponsors and the other parties thereto (the “Letter Agreement”), including the obligations of the Sponsors pursuant to paragraph 1 therein to not redeem any Foresight Common Stock or Foresight Class B Stock owned by such Sponsor in connection with the transactions contemplated by the Merger Agreement.

(c) FSG agrees to validly tender or cause to be tendered any and all Foresight Warrants that FSG owns of record or beneficially (as defined in the Securities Act) pursuant to and in accordance with the terms of the Warrant Exchange Offer/Solicitation. FSG agrees that once FSG’s Foresight Warrants are tendered, FSG will not withdraw or cause or permit to be withdrawn any of such Foresight Warrants from the Warrant Exchange Offer/Solicitation, unless and until this Sponsor Agreement shall have been terminated in accordance with Section 3.1. For the avoidance of doubt, this Section 1.5(c) shall not apply to FA Co-Investment LLC.

Section 1.6 Further Assurances. At the request of Foresight or the Company, each Sponsor shall take, or cause to be taken, all actions and do, or cause to be done, all things, in each case, reasonably necessary under applicable Laws to consummate the P3 Merger and the other transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth therein and herein.

Section 1.7 No Inconsistent Agreement. Each Sponsor hereby represents and covenants that such Sponsor has not entered into, and shall not enter into, any agreement (other than any of the Restrictive Documents) that would restrict, limit or interfere with the performance of such Sponsor’s obligations hereunder.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Sponsors. Each Sponsor represents and warrants as of the date hereof to Foresight and the Company (solely with respect such Sponsor and not with respect to any other Sponsor) as follows:

(a) Organization; Due Authorization. Such Sponsor is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within such Sponsor’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Sponsor. This Sponsor Agreement has been duly executed and delivered by such Sponsor and, assuming due authorization, execution and delivery of this Sponsor Agreement by the other Parties, this Sponsor Agreement constitutes a legally valid and binding obligation of such Sponsor, enforceable against such Sponsor in accordance with the terms hereof, subject to the Remedies Exceptions.

(b) Ownership. Such Sponsor is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of the shares of Foresight Common Stock, the shares of Foresight Class B Stock the Foresight Warrants (collectively, the “Foresight Securities”) set forth opposite such Sponsor’s name on Schedule I, and there exist no liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Foresight Securities (other than transfer restrictions under the Securities Act)) affecting any such Foresight Securities, other than pursuant to (i) this Sponsor Agreement, (ii) the Foresight Organizational Documents, (iii) the Merger Agreement, (iv) the Letter Agreement or (v) any applicable securities Laws (collectively, the “Restrictive Documents”). Such Sponsor’s Foresight Securities are the only equity securities in Foresight owned of record or beneficially by such Sponsor on the date of this Sponsor Agreement, and none of such Sponsor’s Foresight Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Foresight Securities, except as provided in the Restrictive Documents. Other than the Foresight Warrants and as provided in the Restrictive Documents, such Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of Foresight or any equity securities convertible into, or which can be exchanged for, equity securities of Foresight.

(c) No Conflicts. The execution and delivery of this Sponsor Agreement by such Sponsor does not, and the performance by such Sponsor of his, her or its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of such Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Sponsor or such Sponsor’s Foresight Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor of its, his or her obligations under this Sponsor Agreement.

(d) Litigation. There are no Actions pending against such Sponsor, or to the knowledge of such Sponsor threatened against such Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Sponsor of its, his or her obligations under this Sponsor Agreement.

(e) Acknowledgment. Such Sponsor understands and acknowledges that each of Foresight and the Company is entering into the Merger Agreement in reliance upon such Sponsor’s execution and delivery of this Sponsor Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.1 Termination. This Sponsor Agreement and all of its provisions shall automatically terminate and be of no further force or effect upon the earliest of (a) the P3 Effective Time, (b) the liquidation of Foresight, (c) the termination of the Merger Agreement in accordance with its terms and (d) the written agreement of FSG, Foresight and the Company. Upon such termination of this Sponsor Agreement, all obligations of the Parties under this Sponsor Agreement will terminate, without any liability or other obligation on the part of any Party to any Person in respect hereof or the transactions contemplated hereby, and no Party shall have any claim against another (and no Person shall have any rights against such Party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Sponsor Agreement shall not relieve any Party from liability arising in respect of any willful breach of this Sponsor Agreement prior to such termination. This Article III shall survive the termination of this Sponsor Agreement.

Section 3.2 Governing Law; Consent to Jurisdiction. This Sponsor Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Sponsor Agreement shall be heard and determined exclusively in the Delaware Chancery Court, or if such court does not have subject matter jurisdiction, any court of the United States located in the State of Delaware (such courts, giving effect to the foregoing priority, the “Chosen Courts”). Each Party hereby (a) submits to the exclusive jurisdiction of the Chosen Courts for the purpose of any Action arising out of or relating to this Sponsor Agreement brought by any Party, and (b) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that (i) such Party is not subject personally to the jurisdiction of the Chosen Courts, (ii) such Party’s property is exempt or immune from attachment or execution, (iii) such Action is brought in an inconvenient forum, (iv) the venue of such Action is improper, or (v) this Sponsor Agreement or the transactions contemplated hereby may not be enforced in or by any of the Chosen Courts.

Section 3.3 Waiver of Jury Trial. Each Party hereby waives to the fullest extent permitted by applicable law any right such Party may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Sponsor Agreement or the transactions contemplated hereby. Each Party (a) certifies that no Agent of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other Parties have been induced to enter into this Sponsor Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 3.3.

Section 3.4 Effectiveness. This Sponsor Agreement shall not be effective or binding upon any Party until after such time as the Merger Agreement and the Blocker Transaction Agreement are executed and delivered by all of the parties thereto.

Section 3.5 Parties in Interest. This Sponsor Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Sponsor Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Sponsor Agreement.

Section 3.6 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Sponsor Agreement were not performed in accordance with the terms hereof, and, accordingly, that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Sponsor Agreement or to enforce specifically the performance of the terms and provisions hereof in the Chosen Courts without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity. Each Party hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 3.7 Amendment. This Sponsor Agreement may not be amended except by an instrument in writing signed by each of the Parties.

Section 3.8 Severability. If any term or other provision of this Sponsor Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Sponsor Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon any determination that any term or other provision of this Sponsor Agreement is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Sponsor Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 3.9 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 3.9:

If to Foresight:

Foresight Acquisition Corp.

233 N. Michigan Avenue, Suite 1410

Chicago, IL 60601

Attention: Michael Balkin

Email: mbalkin@foresightacq.com

with a copy to (which shall not constitute notice):

Greenberg Traurig, LLP

77 West Wacker Drive, Suite 3100

Chicago, Illinois 60601

Attention: Todd A. Mazur

Email: MazurT@gtlaw.com

If to the Company:

P3 Health Group Holdings, LLC

2370 Corporate Circle, Suite 300

Henderson, NV 89074

Attention: Jessica Puathasnanon

Email: JPuathasnanon@p3hp.org

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention:	Charles K. Ruck, R. Scott Shean, Wesley C. Holmes and Brett C. Urig

Email:	charles.ruck@lw.com; scott.shean@lw.com
wesley.holmes@lw.com;	brett.urig@lw.com

If to a Sponsor:

To such Sponsor’s email addresses set forth in Schedule I

with a copy to (which will not constitute notice):

Section 3.10 Counterparts. This Sponsor Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 3.11 Interpretive Matters. Section 9.03(b) of the Merger Agreement shall apply to this Sponsor Agreement, mutatis mutandis, as though set forth herein.

Section 3.12 Other Acknowledgements.

(a) This Sponsor Agreement (i) is intended to create, and creates, a contractual relationship, and (ii) is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship, in each case among the Parties.

(b) Each Sponsor is executing this Sponsor Agreement solely in such Sponsor’s capacity as a stockholder of Foresight. Each Sponsor makes no agreement or understanding in this Sponsor Agreement in such Sponsor’s capacity (or in the capacity of any affiliate, partner or employee of such Sponsor) as a manager, director or officer of Foresight, Merger Sub or any Merger Corp (if such Sponsor or any such affiliate, partner or employee holds any such office). Nothing in this Sponsor Agreement will limit or affect any actions or omissions taken by any Sponsor (or any affiliate, partner or employee of any Sponsor) in his, her or its capacity as a manager, director or officer of Foresight, Merger Sub or any Merger Corp, and no actions or omissions taken in such Sponsor’s capacity (or in the capacity of any affiliate, partner or employee of such Sponsor) as a manager, director or officer of Foresight, Merger Sub or any Merger Corp shall be deemed a breach of this Sponsor Agreement. Nothing in this Sponsor Agreement will be construed to prohibit, limit or restrict any Sponsor (or any affiliate, partner or employee of any Sponsor) from exercising his, her or its fiduciary duties as a manager, director or officer of Foresight, Merger Sub or any Merger Corp.

Section 3.13 Entire Agreement; Assignment. This Sponsor Agreement and the agreements referenced herein constitute the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. This Sponsor Agreement (or any rights or obligations hereunder) shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any Party without the prior written consent of the other Parties.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Sponsors, Foresight, and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSORS:

FORESIGHT SPONSOR GROUP, LLC

By:	/s/ Michael Balkin
Name: Michael Balkin
Title: Manager

FA CO-INVESTMENT LLC

By:	/s/ Owen Littman
Name: Owen Littman
Title: Authorized Signatory

[Signature Page to Sponsor Support Agreement]

FORESIGHT:

FORESIGHT ACQUISITION CORP.

By:	/s/ Michael Balkin
Name: Michael Balkin
Title: Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

COMPANY:

P3 HEALTH GROUP HOLDINGS, LLC

By:	/s/ Sherif Abdou
Name: Sherif Abdou
Title: Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

Schedule I

Sponsor Foresight Securities

Sponsor	Foresight Class B Stock	Foresight Common Stock	Foresight Warrants
Foresight Sponsor Group, LLC Notice Information Venu Raghavan: (vraghavan@foresightacq.com) Mike Balkin: (mbalkin@foresightacq.com) Gerald Muizelaar: (gmuizelaar@foresightacq.com)	6,843,525	682,500	227,500
FA Co-Investment LLC Notice Information Zach Fisher: (zachary.fisher@cowen.com) James Steinlage: (james.steinlage@cowen.com) Brooks Lufkin: (Brooks.Lufkin@cowen.com)	987,725	150,000	50,000

[Schedule I to Sponsor Support Agreement]